LOAN DOCUMENT MODIFICATION AGREEMENT (NO. 2)

Dated as of November 19, 1996

LOAN DOCUMENT MODIFICATION AGREEMENT NO. 2 (the "Agreement") dated as of November 19, 1996 by and between BOSTON TECHNOLOGY, INC., a Delaware corporation with its principal place of business at 100 Quannapowitt Parkway, Wakefield, Massachusetts 01880 (the "Borrower"), SILICON VALLEY BANK ("SVB"), a California chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at Wellesley Office Park, 40 William Street, Wellesley, Massachusetts 02181, doing business under the name "Silicon Valley East", CORESTATES BANK, N.A., a national banking association, with its principal place of business at 1345 Chestnut Street, Philadelphia, Pennsylvania 19107 ("CoreStates" and together with SVB, the "Lenders") and CORESTATES BANK, N.A. as agent for the Lenders (in such capacity, the "Agent").

1.      Reference to Existing Loan Documents.

Reference is hereby made to that Credit Agreement dated as of January 31, 1996 among SVB, CoreStates, SVB as agent for the Lenders, and the Borrower, as previously amended as of July 6, 1996 (with the attached schedules and exhibits, the "Credit Agreement") and the Loan Documents referred to therein, including without limitation a certain Amended and Restated Promissory Note of the Borrower in favor of SVB, dated as of July 6, 1996, in the principal amount of $12,500,000 (the "SVB Note") and a certain Amended and Restated Promissory Note of the Borrower in favor of CoreStates, dated as of July 6, 1996, in the principal amount of $12,500,000 (the "CoreStates Note", and together with the SVB Note, the "Notes"), and the Security Documents referred to therein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Credit Agreement.

2.      Effective Date.

This Agreement shall become effective as of November 19, 1996 (the "Effective Date"), provided that the Agent shall have received the following on or before November 24, 1996;

a. two copies of this Agreement, duly executed by the Borrower, the Lender and the Agent; and

b. amended and restated promissory notes payable to each of the Lenders in the form enclosed herewith (the "Amended Notes"), duly executed by the Borrower;

C. an agency agreement in the form enclosed herewith, by and between SVB, as a lender, and CoreStates, as a lender and Agent, accepted and agreed to by the Borrower (the "Agency Agreement"); and

d. evidence of the due recording or filing of financing statements, amendments to previously filed financing statements and other appropriate documentation as may be requested

                          				       Page 17
					                                  -2-

by the Agent relating to the Security interests and rights granted pursuant to the Security Instruments, duly executed by the Borrower;

e. a certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (i) the corporate charter of the Borrower, a copy of which as certified by the Secretary of State of Delaware shall be attached thereto; (ii) the By-Laws of the Borrower, a copy of which shall be attached thereto; (iii) resolutions of the Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution and delivery of the Amended Notes; and (iv) the incumbency and signatures of officers of the Borrower who have executed any documents in connection with the transactions contemplated by this Agreement;

f. a certificate issued as of a recent date (I) by the Secretary of State of Delaware as to the legal existence and good standing of the Borrower and
(II) by the Secretary of State of Massachusetts as to the due qualification of the Borrower in that jurisdiction;

g. a certificate of an Authorized Officer of the Borrower and a duly authorized officer of each Lender and the Agent certifying and attaching true, accurate and complete copies of the Credit Agreement and Loan Documents amended hereby;

h. an updated Perfection Certificate executed by an Authorized Officer of the Borrower;

i. financial projections for the current and ensuing fiscal year of the Borrower, satisfactory to the Borrowers in form and substance;

j. the favorable opinion of the counsel for the Borrower, in form and substance satisfactory to the Agent and its special counsel; and

k. a check in the amount of $10,000 payable to the order of the Agent in satisfaction of the Agent's Fee.

By the signature of its authorized officer below, the Borrower is hereby representing that, except as modified in Schedule A attached hereto, the representations of the Borrower set forth in the Loan Documents (including those contained in the Credit Agreement, as amended by this Agreement) are true and correct as of the Effective Date as if made on and as of such date and that no Default or Event of Default has occurred and is continuing as of the Effective Date. Finally, the Borrower represents that, as of the Effective Date, it is not aware of any defenses against its obligations to pay any amounts under the Credit Agreement and the other Loan Documents.

3.      Description of Changes in Terms.

a. As of the Effective Date, the Credit Agreement is modified in the following respects:

                          				       Page 18
					                                  -3-

(i)     Cover Page. The cover page is hereby amended in the following respects:

(A) replacing the date "January 31, 1996" with "November 19, 1996", (B) replacing the reference to "SILICON VALLEY BANK, AS AGENT" with "CORESTATES BANK, N.A., AS AGENT", and (C) replacing the reference to the dollar amount of the credit facility in the amount of "$25,000,000" with "$35,000,000".

(ii) Preamble. The Preamble is hereby amended by replacing the reference to "SILICON VALLEY BANK" as the Agent in line 10 with "CORESTATES BANK, N.A."

(iii) Section 1. 1: Amount. Section 1. 1 is hereby amended by replacing the reference to "October 6, 1997" in the fourth line thereof with "November 19, 1998".

(iv) Section 1.2: Line of Credit Commitment. Section 1.2 is hereby restated in its entirety as follows:

"1.2 Line of Credit Commitment. The Total Line of Credit Commitment shall be, in the aggregate, $35,000,000; CoreStates shall have a Line of Credit Commitment of $22,500,000 and SVB shall have a Line of Credit Commitment of $12,500,000."

(v) Section 1.5: Requests for Line of Credit Loans. Section 1.5 is hereby amended by restating the second sentence as follows:

"Such notice shall specify the effective date, Type and the amount of such Loan."

(vi) Section 1.6: Limitations on Extensions of Credit. Section 1.6 is hereby restated in its entirety as follows:

"The Borrower shall not permit or request the Lenders (or the Agent on their behalf) to make any Extension of Credit that would cause the sum of (a) the aggregate unpaid principal amount of all Line of Credit Loans under this Agreement plus (b) the aggregate of (i) the Applicable LC Percentage of all amounts available to be drawn under any Letters of Credit issued for the account of the Borrower as provided in Section 1.9 (involving the dollar equivalent of all Letters of Credit issued in a currency other than United States Dollar) and (ii) all unreimbursed drawings under such Letters of Credit (the sum of (i) and (ii) referred to herein as the "Letter of Credit Usage"), to exceed at any time an amount equal to the lesser of (x) the Total Line of Credit Commitment then in effect; or (y) 80% of Eligible Accounts Receivable (such amount, the "Borrowing Base"). For purposes hereof, the "Applicable LC Percentage" shall be: (1) 50% with respect to Letters of Credit which have an expiration date six months or less subsequent to the applicable measuring date; and (11) 100% with respect to the Letters of Credit which have an expiration date more than six months subsequent to the applicable measuring date.

"If the sum of Extensions of Credit shall at any time exceed the Borrowing Base, the Borrower shall, on the next Banking Day, prepay or repay (together with accrued interest thereon) such principal amount of the Line of Credit Loans and unreimbursed


                            				       Page 19
					                                    -4-

drawings under the Letters of Credit such that, giving effect to such pre-payment or repayment, the sum of the Extensions of Credit shall not exceed the Borrowing Base."

(vii)   Section 1.7: Maturity Date of Line of Credit Loans and Other
Extensions of Credit. Section 1.7 is hereby amended by replacing the reference to "October 6, 1997" in the third line thereof with "November 19, 1998".

(viii) Section 1.8: Termination of Commitment. Section 1.8 is hereby amended by replacing the reference to "two (2) Banking Days"' in the first and second line thereof, to "three (3) Banking Days"' and by inserting at the end of such section the following "or reduce the Total Line of Credit Commitment in increments of not less than $5,000,000."

(ix)    Section 1.9: Letters of Credit

a. Section 1.9(a) is hereby amended by replacing the words "either Lender as designated from time to time by the Borrower" with "the Agent."

b. Section 1.9(b) is hereby amended by replacing "$20,000,000" in the last line thereof with "the Total Line of Credit Commitment."

C. Sections 1.9(g) and (h) are hereby restated in their entirety as follows:

" (g) The Borrower shall pay the Issuing Bank, for the benefit of each of the Lenders based upon their respective Commitment Percentages, a fee with respect to each Letter of Credit issued equal to 1.625% per annum of the face value amount of the Letter of Credit. Such fee shall be payable upon the issuance of the requested Letter of Credit and shall be nonrefundable.

(h) The Borrower shall pay the Issuing Bank for its sole benefit a fronting fee with respect to each Letter of Credit issued equal to one-eighth of I% per annum of the face amount of the Letter of Credit. Such fee shall be payable upon the issuance of the requested Letter of Credit and shall be non-refundable."

(x)  Section 1. 10: Clean-Up Requirement.
Section 1. 1 0 is hereby deleted in its entirety.
(xi)    Section 2. 1: Interest Rates.
a. Sections (i) and (ii) of Section 2.l(a) are hereby restated in their entirety as follows:
" (i)   for Base Rate Loans, at the Base Rate per annum; and

(ii) for LIBO Rate Loans, at the LIBO Rate, plus 175 basis points per annum."

                            				       Page 20
					                                    -5-

b. All references in the Credit Agreement to "Prime Rate" and "Prime Rate Loans" shall be changed to "Base Rate" and 'Base Rate Loans". All references in the Credit Agreement to "LIBOR Loans" and "LIBOR Rate Loans" shall be changed to "LIBO Loans" and "LIBO Rate Loans".

C. Section 2.1 (b) is hereby amended by restating the second sentence in its entirety as follows:

"Accrued interest on each Base Rate Loan shall be payable monthly in arrears on the first day of each month. Accrued interest on each LIBO Loan shall be payable on the last day of each Interest Period; provided that if the Interest Period is six (6) months, the accrued interest shall be payable on the ninetieth (90th) day and on the last day of the Interest Period. In any event, accrued interest on each Base Rate Loan and LIBO Loan shall be payable upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that when the terms of this Agreement require that interest be paid at the Post-Default Rate, such interest shall be payable from time to time on demand of any Lender. "

(xii)   Section 2.5: Minimum and Maximum Amounts.

 . Clauses (a) and (b) of Section 2.5 are hereby restated in their entirety as follows:

"(a) in the case of LIBO Loans, $1,000,000 or a larger multiple of $100,000 and (b) in the case of Base Rate Loans, $1,000,000 or a larger multiple of $100,000, provided that there shall be no minimum amount for prepayments of Base Rate Loans. "

b. Section 2.5 is further amended by inserting the following sentence at the end thereof:

"In no event may the Borrower have more than six (6) tranches, including any Base Rate tranche, outstanding at any one time."

(xiii) Section 2.6: Certain Notices. Section 2.6 is hereby amended by restating the notice periods for the following actions as set forth below:

"Termination of Line of Credit
	Commitment      3 Banking Days

	Borrowings or prepayment of
	Prime Rate Loans        2 Banking Days

	Prepayment of, conversion into,
	or duration of Interest Periods for
	LIBOR loans     3 London Banking Days"

                           				       Page 21
					                                   -6-

(xiv) Section 4.8: Facility Fee. Section 4.8 is hereby amended by changing the reference to "one-half of one percent (1/2%)" in the third line thereof to "three-eighths of one percent (3/8%)".

(xv) Section 6.4: Financial Statements, Etc. Section 6.4(d) is hereby amended in its entirely as follows:

"(d) within thirty (30) days after the last day of each calendar month, (1) an accounts receivable aging for the Borrower as of the end of such month in such form as the Agent may reasonably prescribe, all in reasonable detail, and (11) a Borrowing Base Certificate signed by an Authorized Officer of the Borrower in the form attached to this Agreement as Exhibit D, appropriately completed;"

(xvi) Section 6.13: Compliance with Laws. There is hereby added to Section 6 the following new Section 6.13:

"6.13 Compliance With Laws. The Borrower shall comply and shall cause each of its Subsidiaries to comply with all laws, statutes and regulations applicable to its business, noncompliance with which could have a Material Adverse Effect."

(xvii) Section 7.3: Consolidation, Merger or Acquisition. Section 7.3 is hereby amended by restating the second proviso contained therein as follows:

"provided further, that as long as no Event of Default has occurred and is continuing or would arise therefrom, the Borrower may make an acquisition of business, assets or stock of another Person engaged in the same or a related business as long as the aggregate consideration expended by the Borrower in connection with any such transactions does not exceed (a) in the case of a transaction involving cash consideration, $5,000,000 in cash for such transaction or $10,000,000 in cash when taken together with any other such transactions since November 19, 1996, or (b) in the case of a transaction involving stock of the Borrower as consideration, $25,000,000 in the market value of the stock for stock transaction or $35,000,000 when taken together with any other such transactions since November 19, 1996."

(xviii) Section 7.5: Indebtedness. Section 7.5 is hereby amended by adding to the end thereof the following new subsection (f):

"(f) Purchase Money Indebtedness in an aggregate amount not to exceed $8,000,000 in any fiscal year, provided that after giving effect to the incurrence of such Purchase Money Indebtedness and to the receipt and application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing. "

(xix) Section 7.6: Liens. There is hereby added to the end of Section 7.6 the following new subsection (h):

" (h) Purchase Money Security interests to secure Purchase Money Indebtedness permitted pursuant to Section 7.5 (f) hereof,"


                            				       Page 22
					                                    -7-

(xx) Sections 7. 11 to 7.13: Financial Covenants. Sections 7. 11 to 7.13 are hereby restated in their entirety as follows:

"7. 11 Quick Ratio. The Borrower will not permit the Quick Ratio at the end of any fiscal quarter to be less than 1.25 to 1.

7.12 Minimum Profitability . The Borrower will not (a) incur Net Losses in excess of $1,500,000 in any fiscal quarter ending after January 3i, 1996, or
(b) permit cumulative Net Income to be less than $2,500,000 over a period of any four consecutive fiscal quarters, commencing with the quarter ending January 31, 1997.

7.13 Leverage. The Borrower will not permit the ratio of Total Liabilities to Tangible Net Worth at the end of any fiscal quarter to exceed 1.50 to 1."

(xxi) Section 7.15: Guarantees. The following new section 7.15 is hereby added to Section 7:

"7.15 Guarantees. The Borrower will not, and will not permit, any Subsidiary to enter into a Guarantee or otherwise in any manner become or be responsible for indebtedness or obligations (including working capital maintenance and take-or-pay contracts) of any other Person, contingently or otherwise, except
(a) the endorsement of negotiable instruments of deposit in the normal course of business; (b) guarantees by the Borrower or any Subsidiary issued to secure any Indebtedness or obligation which is otherwise expressly permitted hereunder; or (c) guarantees in the ordinary course of business by the Borrower of obligations of any Subsidiary in respect of performance under any agreement or arrangement with a customer (but in no event any Indebtedness or payment of any monetary obligation)."

(xxii)  Section 9. 1: Certain Definitions.
a. The following definitions are hereby restated in their entirety as follows:"

	"Banking Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia, Pennsylvania or The Commonwealth of Massachusetts or State of California are authorized or required to close under the laws of the Commonwealth of Pennsylvania, the Commonwealth of Massachusetts or the State of California and, if the applicable day relates to LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Banking Day").

"Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in Section 2.6,

                           				       Page 23
					                                   -8-

if the Lenders are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Banking Day (or, for purposes of Loans to be repaid on a London Banking Day, such day is not a London Banking Day) shall end on the next succeeding Banking Day (or London Banking Day, as appropriate) unless such next succeeding Banking Day (or London Banking Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Banking Day (or London Banking Day, as appropriate).

'LIBO Rate" (formerly LIBOR Rate) shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Agent two (2) London Banking Days prior to the date of the corresponding LIBO Rate Loan, at which the Agent is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the Reserve Requirement. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the Reserve Requirement, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

"Office of the Agent" shall initially mean the banking office of the Agent located at 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, or such other location of which the Agent shall notify the Borrower.

"Reserve Requirement" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal carried to four places; e.g. 7.5% would equal .0750) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Agent against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Agent from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by the Agent against (i) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (ii) any category of extension of credit or other assets which include LIBO Rate Loans.

"Total Liabilities" means, at any time, the consolidated liabilities of the Borrower and its Subsidiaries at such time (including Letter of Credit Usage), determined in accordance with GAAP, less all then outstanding Subordinated Debt, provided, however, for purposes of calculating the leverage ratio under
Section 7.13, Total Liabilities shall not include Deferred Revenues but only to the extent that they do not exceed $12,000,000 in the aggregate.

                          				       Page 24
					                                  -9-

b.      The following definitions are hereby amended as follows:

"Post-Default Rate" The reference to "4%" in the fifth line thereof is changed to "3%".

"Quick Ratio" There is hereby added to the end of such definition the following:

"For purposes of calculating the Quick Ratio, Line of Credit Loans (but not Letter of Credit Usage) shall be considered as Current Liabilities."

c. The following definitions are hereby added to Section 9.1 in alphabetical order:

"Authorized Officer" The President, Chief Financial Officer or other executive officer of the Borrower authorized to take the action in question by vote or resolution of the Board of Directors of the Borrower.

"Applicable LC Percentage" shall have the meaning specified in Section 1.6.

"Base Rate" shall mean, for any day, the higher of the Federal Funds Rate plus one-half percent (1/2%) per annum or the Prime Rate, calculated on the basis of the actual number of days elapsed in a year of 360 days.

For purposes hereof, "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1 %) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Banking Day.

"Borrowing Base" shall have the meaning set forth in Section 1.6.

"Eligible Accounts Receivable" shall mean an account receivable owing to the Borrower (and in no event to a Subsidiary) which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

(a) The original stated maturity of the account is not more than one hundred twenty (120) days after the invoice date thereof, and the account (regardless of its stated maturity date) does not remain unpaid more than one hundred twenty (120) days after such invoice date.

(b) The account arose from the performance of services or an outright sale of goods or license of intellectual property by Borrower, such services have been rendered or such goods or intellectual property have been shipped to the

                              		       Page 25
					                                    -10-

account debtor, and such account is evidenced by a receipt or other writing in form acceptable to the Agent in its reasonable business judgment.

(c) The account is owned solely by the Borrower, and is not subject to any assignment, claim, lien or security interest, other than a security interest in favor of the Lenders.

(d) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment; the account is not one as to which the account debtor disputes liability or makes any claim with respect thereto or as to which the Agent believes, in its reasonable business judgment, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or which involves an account debtor subject to any insolvency proceeding, or becomes insolvent, or goes out of business.

(e) The account arose in the ordinary course of Borrower's business, and did not arise from the performance of services or a sale of goods to an employee of the Borrower.

(f) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Borrower.

(g) The Borrower has pledged any instrument or chattel paper evidencing the account to the Agent pursuant to the provisions of the Security Agreement.

(h) Not more than 50% of the aggregate receivables of the account debtor have remained unpaid for a period of more than one hundred twenty (120) days from the invoice date.

(i) If the aggregate accounts receivables from the account debtor (including its Subsidiaries and Affiliates) exceed 25% of the total Eligible Accounts Receivable of the Borrower, then that portion of the account over the 25% level will be disqualified.

j) The account does not relate to goods placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional.

(k) The account debtor is not an Affiliate, officer or employee of the Borrower.

(1)     The account debtor is not a Governmental Authority.

(m) If the Borrower owes any amounts to the account debtor for goods sold, services rendered or otherwise in an aggregate amount of $50,000 or

                           			       Page 26
					                                  -11-

greater, then the accounts of such account debtor in an amount equal to the total amounts owned by the Borrower to the account debtor shall be disqualified.

(n) The Lenders have not notified the Borrower that the Lenders have determined that an account or account debtor is unsatisfactory for credit reasons (which determination shall not be made unreasonably).

"Letter of Credit Usage" shall mean, at any time, the aggregate at such time of (a) the maximum amount then available to be drawn under all outstanding Letters of Credit, and (b) all then unreimbursed drawings under any Letters of Credit.

"Purchase Money Indebtedness" shall mean Indebtedness incurred to finance the acquisition of assets or the cost of improvements on real property or leaseholds, in each case in an amount not in excess of the lesser of (a) the purchase price or acquisition cost of said assets or the cost of said improvements and (b) the fair market value of said assets or said improvements on the date of acquisition of said assets or contract for said improvements.

"Purchase Money Security Interest" shall mean (a) a security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular assets acquired with the Purchase Money Indebtedness that said Purchase Money Security secures, and (b) the renewal, extension and refunding of such Purchase Money Indebtedness in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding.

(xxiii) Section 10.3: Notices, Etc. Section 10.3 is hereby restated in its entirety as follows:

"All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class mail or by telecopy, delivered, addressed or transmitted, if to the Borrower, at its address at 100 Quannapowitt Parkway, Wakefield, Massachusetts 01880, Attention: Carol B. Langer, Chief Financial Officer, Telecopy No. (617) 245-5322; if to the Agent, at its address at CoreStates Bank, N.A., National Middle Market, NY/NE/NJ, FC 1-1-3-36, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107,
Attention: R. Thomas Esser, Vice President, Telecopy No. (215) 973-1882; if to CoreStates, to the address given for the Agent; if to SVB, at its address at Wellesley Office Park, 40 William Street, Wellesley, Massachusetts 02181,
Attention: Jane A. Braun, Vice President, Telecopy No. (617) 431-9906; as to each party to this Agreement, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications shall be deemed effective, (a) in the case of hand deliveries, when delivered; (b) in the case of an overnight delivery service or first class mail, when received; and (c) in the case of telecopy notices, when electronic indication of receipt is received; except that notices to the Agent pursuant to the provisions of Section 6.5 shall not be effective until received by Agent."

                            		       Page 27
					                                  -12-

(xxiv) Section 10.6: Expenses: Indemnification. Section 10.6(b) is hereby amended as follows:

Replace "'Me Borrower agrees ... expenses of any kind" with "The Borrower agrees to indemnify the Agent and each Lender and its officers, directors, employees, agents and counsel and hold the Agent and each Lender and its officers, directors, employees, agents and counsel harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind".

(xxv) Section 10.9: Governing Law: Agreement Under Seal. Section 10.9 is hereby amended by replacing "Massachusetts" with "Pennsylvania".

(xxvi)  Section 10.11: VENUE, CONSENT TO SERVICE OF PROCESS.  Section
10.11 is hereby restated in its entirety as follows:

" 10. 11 VENUE, CONSENT TO SERVICE OF PROCESS. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OR THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IRREVOCABLY AGREES TO BE
BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN
ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED,
SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES
NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION,
THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN ANY INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER."

(xxvii) Section 10. 14: Lenders' Assignment. The following new section 10. 14 is hereby added to Section 10:

"Lenders may sell assignments or participations of up to 49% of their commitments subject to the consent of the Borrower, which consent shall not be unreasonably withheld. Assignees would assume all the rights and obligations of the Lenders' and shall pay a $2,500 assignment fee to the Agent. Notwithstanding the foregoing, no assignment or participation may reduce any Lender's commitments below $5,000,000. Participations may be granted with voting rights limited to changes in maturity, increases in the Commitment Amount and decreases in interest margins."

                          				       Page 28
					                                  -13-
(xxviii)        Certain Exhibits.

Exhibit B (Confirmation of Borrowing Request), Exhibit C (Compliance Certificate) and Exhibit D (Borrowing Base Certificate) are hereby restated in their entirety in the forms of attached Exhibits B, C and D respectively.

b. As of the Effective Date, the Security Agreement between the Lenders and the Borrower dated as of January 31, 1991, as amended by an Amendment dated as of January 14, 1993, and by Second Amendment dated as of July, 28, 1993
(the "Security Agreement") is modified in the following respects:

(i) Preamble. The Preamble is hereby amended by replacing the reference to SILICON VALLEY BANK" as the Agent in line 3 with "CORESTATES BANK, N.A." and CoreStates Bank, N.A., is for all purposes hereby substituted as Silicon Valley Bank as Agent under the Security Agreement.

(ii) Recital. The first recital clause to the Security Agreement is hereby restated in its entirety to read as follows:

	"WHEREAS, Silicon Valley Bank ("SVB") and CoreStates Bank, N.A. ("CoreStates")(which also conducts business as "Philadelphia National Bank")(collectively, the "Banks"), SVB as agent for the Banks and the Company are parties to a Credit Agreement dated as of January 31, 1996 (which amended and restated the Commitment Letter dated as of January 31, 1991, as amended by amendments thereto dated as of July 10, 1992, July 14, 1993, July 28, 1993, September 15, 1993 and July 11, 1994), as
	amended by a letter amendment dated as of July 6, 1996 and a Loan Modification Agreement (No. 2) dated as of November 14, 1996 ("Amendment No. 2")(as so amended, and as the same may be further amended, modified and supplemented from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for advances to be made by the Banks to the Company, and for letters of credit to be issued for the account of the Company by the Agent ( in such capacity, the "Issuing Bank");

	WHEREAS, pursuant to Amendment No. 2, CoreStates has succeeded SVB as Agent under the Credit Agreement and this Security Agreement;

(iii) All references in the Security Agreement to the "Commitment Letter" shall be changed to the "Credit Agreement".

(iv) Section 13. Notices. Section 13 is hereby amended by replacing the reference to "Section 17" in line 2 thereof with "Section 10.3".

                         				       Page 29
					                                 -14-
(v) Section 17. Massachusetts Law. Section 17 is hereby restated in its entirety as follows:

	"SECTION 17. Governing Law

	THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN PENNSYLVANIA ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION."

C. The Credit Agreement, the Security Agreement and the other Loan Documents are hereby amended wherever necessary or appropriate to reflect the foregoing changes.

4.      Continuing Validity.

Upon the effectiveness hereof, each reference in each Security Instrument or other Loan Document to "the Credit Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to "the Security Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement, as amended hereby. Except as specifically set forth above, the Credit Agreement and the Security Agreement shall remain in full force and effect and are hereby ratified and confirmed.

Each of the Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Credit Agreement, the Security Agreement or any other Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Lenders may now or hereafter have under or in connection with the Credit Agreement or the Security Agreement, as modified hereby, or the other Loan Documents and shall not obligate the Lenders to assent to any further modifications.



5.      Miscellaneous.

a. This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

b.      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

C.      THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH
ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA OR THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, OR PROCEEDRNG OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THE CREDIT AGREEMENT, THIS LOAN MODIFICATION AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                           				       Page 30
					                                   -15-

d. The Borrower agrees to promptly pay on demand all costs and expenses of the Lenders in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester LLP, special counsel for the Agent and the Lenders with respect thereto.

IN WITNESS THEREOF, the Lenders and the Borrowers have caused this Agreement to be signed under seal by their respective duly authorized officers as of the date set forth above.

Sincerely,

CORESTATES BANK, as Lender and Agent


By:/s/ R. Thomas Esser
   -------------------
Name   R. Thomas Esser
Title: Vice President

SILICON VALLEY EAST, a Division
of Silicon Valley Bank, as Lender


By:/s/ Jane A. Braun
   -----------------
Name   Jane A. Braun
Title: Vice President

SILICON VALLEY BANK, as Lender


By:/s/ Christine Ware
   ------------------
Name   Christine Ware
Title: Vice President
(signed in Santa Clara, CA)

BOSTON TECHNOLOGY, INC., as Borrower


By:/s/ Carol B. Langer
   -------------------
Name:  Carol B. Langer
Title  Sr. V.P. Finance & Administration

                          				       Page 31